EXHIBIT 24
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John T. Rynd, Lisa W. Rodriguez, and James W. Noe, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on February 17, 2009.

/s/ Thomas N. Amonett Thomas N. Amonett, Director

/s/ Thomas R. Bates, Jr. Thomas R. Bates, Jr. , Director

/s/ Suzanne V. Baer Suzanne V. Baer, Director

/s/ Thomas M Hamilton Thomas M Hamilton, Director

/s/ Thomas J. Madonna Thomas J. Madonna, Director

/s/ F. Gardner Parker F. Gardner Parker, Director

/s/ Thierry Pilenko Thierry Pilenko, Director

/s/ John T. Reynolds John T. Reynolds, Chairman of the Board

/s/ John T. Rynd John T. Rynd, Chief Executive Officer, President and Director

/s/ Steven A. Webster Steven A. Webster, Director